As filed with the Securities and Exchange Commission on April 5, 2004
Registration No. 333-[         ]

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LodgeNet Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-0371161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3900 West Innovation Street

Sioux Falls, South Dakota 57017
(605) 988-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott C. Petersen

Chief Executive Officer and President
LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57017
(605) 988-1000

with a copy to:

Mark S. Weitz, Esq.

Leonard, Street and Deinard Professional Association
150 South Fifth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 335-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent for Service)

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(3)	Per Unit	Offering Price	Fee(7)

Debt Securities, Preferred Stock, $.01 par value per share, Common Stock, $.01 par value per share, Depositary Shares(1), Warrants and Units(2)	$225,000,000(4)	(5)	$225,000,000(4),(6)	$26,207.50

(1)	Depositary Shares representing preferred stock of LodgeNet.

(2)	Units comprising any combination of one or more Debt Securities or other securities, including Preferred Stock, Common Stock, Depositary Shares, Warrants, or any combination thereof.

(3)	This Registration Statement also covers such indeterminate number of shares of Preferred Stock and/or Common Stock as shall be issuable or deliverable upon any conversion or exercise of any Debt Securities, Preferred Stock, Units or Warrants registered hereby which are convertible into or exercisable for such Preferred Stock or Common Stock.

(4)	United States Dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)	Pursuant to General Instruction II.D of Form S-3, the proposed maximum offering price per unit is not specified as to each class of securities to be registered. The proposed maximum offering price per unit will be determined from time to time by LodgeNet in connection with, and at the time of, the issuance by LodgeNet of the securities registered hereunder.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(7)	Pursuant to Rule 457(p) of the Securities Act, LodgeNet is offsetting $2,300 of the registration fee payable in connection with this Registration Statement with a portion of the registration fee previously paid by LodgeNet in connection with the registration statement on Form S-3 (File No. 333-88958) originally filed by LodgeNet on May 23, 2002. The unsold securities under such registration statement aggregate $25,000,000 and relate only to the universal portion of such Registration Statement; the shares of our common stock registered under such Registration Statement for the benefit of certain selling stockholders remains in full force and effect.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2004

PRELIMINARY PROSPECTUS

$225,000,000

Debt Securities

Preferred Stock
Common Stock
Depositary Shares
Warrants
Units

     LodgeNet Entertainment Corporation intends to offer from time to time debt securities, preferred stock, common stock, depositary shares, warrants or units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $225,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in a supplement or supplements to this prospectus. Any such supplement may also add, update or change information in this prospectus. You should read this prospectus and any such supplement carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

     Our common stock is traded on The Nasdaq Stock Market’s National Market under the symbol “LNET.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

     Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107, and our telephone number is (605) 988-1000.

     We may offer these securities directly to investors, through agents, underwriters or dealers. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

     This investment involves significant risks. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2004.

SUMMARY

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time issue and sell any combination of debt securities, preferred stock, common stock, depositary shares, units or warrants in one or more offerings with a maximum aggregate offering price of $225,000,000.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

      Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” “our company,” “LodgeNet” and similar references refer to LodgeNet Entertainment Corporation.

LODGENET ENTERTAINMENT CORPORATION

      LodgeNet Entertainment Corporation is one of the world’s largest and leading providers of interactive television systems and broadband services to hotels, resorts and casinos throughout the United States and Canada, as well as select international markets. Our services are purchased by guests on a per-view, hourly, or daily basis and include on-demand movies, video games, music and music videos, Internet on television (which does not require a laptop) and television on-demand programming (all such products are referred to by us as guest pay interactive services). Service packages may also include satellite-delivered basic and premium television programming, and other interactive entertainment and information services that are paid for by the hotel and provided to guests at no charge (referred to by us as free-to-guest services). In addition, we provide high-speed laptop Internet access services that hotels can also provide to their guests. We provide our services to various corporate-managed hotel chains, plus major real estate investment trusts and management companies, as well as many independent hotel properties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this prospectus, any prospectus supplement and any report or document incorporated herein by reference constitute “forward-looking statements”. When used herein, in any prospectus supplement or in any other such report or document, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions and statements which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in more detail below under “Risk Factors” and elsewhere herein, in any prospectus supplement or in any such other report or document, such factors include, among others, the following:

•	the effects of economic conditions, including, in particular, the economic condition of the lodging industry;

•	competition;

•	programming and content availability and quality;

•	technological developments;

•	developmental difficulties and delays;

•	relationships with clients and property owners;

•	the availability of capital to finance growth;

•	the impact of government regulations, international crises, acts of terrorism, public health issues; and

•	other factors detailed, from time to time, in our filings with the Securities and Exchange Commission.

RISK FACTORS

      Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors set forth below, in addition to those set forth in any prospectus supplement, and the additional information we include or incorporate by reference in this prospectus or that is included in the other reports we file with the SEC. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect us.

Risks Associated with our Business

We continue to incur significant losses and cannot give assurance that we will become profitable or generate free cash flow, which could have a harmful effect on our results of operations, business and the value of our securities

      We continue to incur net losses, and cannot give assurance that we will become profitable or generate free cash flow, which we define as having cash provided by operating activities exceed cash used for investing, or that, if we attain profitability or free cash flow, we can maintain it. Our failure to become profitable or to remain profitable could have a harmful effect on our business and the value of our securities.

We have substantial debt and significant interest payment requirements

      We have significant long-term debt outstanding. Subject to restrictions in our credit facility and instruments governing our debt securities, we may also incur significant amounts of additional debt for working capital, capital expenditures and other purposes. Our high level of debt could have important consequences for us, including the following:

•	we may have difficulty borrowing money for working capital, capital expenditures, acquisitions or other purposes;

•	we will need to use a large portion of our cash flow to pay interest on borrowings under our credit facility and other debt instruments, which will reduce the amount of money available to finance operations, capital expenditures and other activities;

•	some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

•	borrowings under our credit facility are secured;

•	we are more vulnerable to economic downturns and adverse developments in our business;

•	we may be less flexible in responding to changing business and economic conditions, including increased competition and demand for new products and services;

•	our various debt instruments contain cross-default provisions; if we default under any of these instruments, such default could constitute a default under our other debt instruments and may result in the acceleration of such indebtedness; and

•	we may not be able to implement our business plans.

We cannot assure you that we will have adequate capital resources to carry out our business plans, which could have a harmful effect on our business and prospects and the value of our securities

      We may have insufficient capital resources to carry out our business plans if our capital expenditure or working capital requirements increase, due to product development efforts, changes in technology or otherwise, and we are unable to access financing on acceptable terms. This would have the following adverse impacts on our business and prospects, among others:

•	we may be required to delay or be unable to make the capital expenditures necessary to expand or maintain our customer base or to continue to deploy our digital system and other technological advances throughout our installed room base;

•	we may have insufficient capital to make payments on our outstanding indebtedness as they become due;

•	we may have to delay or limit our product development activities; and

•	we may be required to seek additional capital through additional equity or debt financings, asset sales, collaborative arrangements or other sources, which may not be available to us on a timely basis, if at all, or may not be available on acceptable terms.

Our ability to generate sufficient cash to service outstanding indebtedness depends on many factors beyond our control

      Our ability to make payments on or to refinance outstanding indebtedness or to fund capital expenditures and acquisitions will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under existing and future credit arrangements in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity, or sell assets. We cannot assure you that we will be able to refinance any of our indebtedness or sell any assets on commercially reasonable terms or at all.

Covenant restrictions under our senior credit facility and instruments governing our debt securities may limit our ability to operate our business

      Our senior credit facility and the instruments governing our debt securities contain covenants that may restrict our ability to finance future operations or capital needs or to engage in other business activities. Future borrowing instruments, such as credit facilities and indentures, are also likely to contain restrictive covenants and may require us to pledge assets as security under those future arrangements. The terms of our senior credit facility and debt securities restrict, among other things, our ability and the ability of our subsidiary to:

•	borrow money;

•	pay dividends or make distributions;

•	purchase or redeem stock;

•	repay subordinated indebtedness before its stated maturity date;

•	make investments and extend credit;

•	engage in transactions with affiliates;

•	engage in sale-leaseback transactions;

•	consummate certain asset sales;

•	effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

•	create liens on our assets.

In addition, the indenture for our 9.50% senior subordinated notes, senior credit facility, other debt instruments and other material agreements require us to maintain specified financial ratios and satisfy certain financial condition tests that may require us to reduce our debt or to act in a manner contrary to our business objectives. Our senior credit facility also includes a covenant that would result in an event of default if we suffer a material adverse effect as defined in the senior credit facility. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests and to otherwise remain in compliance with the requirements of our senior credit facility, other debt instruments and other material agreements. We cannot assure you that we will meet those tests or compliance requirements or that our senior lenders or other third parties will waive any failure to meet those tests or requirements. A breach of any of these covenants would result in a default under the applicable debt instrument or agreement. In that event, the amounts under the applicable agreement could be declared immediately due and payable, and such a default may cause a default under and/or an acceleration of our other outstanding indebtedness and some of our material agreements. As a result of these covenants and restrictions, we are limited in how we conducts our business and we may be unable to raise additional debt, compete effectively or take advantage of new business opportunities.

Our revenue is affected by seasonality and dependent on other factors beyond our control

      Our revenue is dependent on the occupancy rate of each hotel property served, the percentage of occupied rooms that buy movies or other services at the property, and the price of the services. Occupancy rates vary based on the property’s location, its competitive position within the marketplace, seasonal factors, general economic conditions, changes in travel patterns due to public health concerns, the threat of terrorism, wars and other international crises, and other factors outside of our control. Occupancy rates are usually higher during the summer and lower during the winter. The percentage of occupied rooms that buy movies or other services at the property generally reflect the hotel’s guest mix profile, the popularity and seasonality of movies, and other services available at the hotel and the guests’ other entertainment alternatives. The percentage of occupied rooms that buy movies or other services at the property also vary over time with general economic conditions. Our results are closely related to the performance of the lodging industry. Occupancy rates at the hotels we serve have recently declined, and may decline further due to the factors described above. Because many of the factors described above are out of our control, we may not be able to control negative trends in our revenue.

We are dependent on others for our programming content, and increases in our costs or license fees to obtain such programming could reduce our cash flow and profitability

      Our guest room programming content is provided primarily by movie studios, major television networks and other providers, aggregators and distributors of entertainment content. We currently pay each of these parties a fee for the right to broadcast their programming to our installed guest rooms. In the future, we may be exposed to volatile or increased programming costs that may adversely affect our operating results. Our entertainment content providers may demand higher royalty rates or higher minimum payments than we are currently paying. In some cases, we may be obligated to pay for programming on the basis of the number of guest rooms we serve, rather than the amount of revenue we earn from resales of the programming. Lower occupancy rates could therefore negatively impact our operating income. We do not have a formal agreement with some of our content providers so we cannot give assurances that content from these providers will be available in the future on terms that are acceptable to us, or at all. Increased licensing fees would also negatively impact our operating results.

The lack of quality programming could reduce our cash flow and profitability

      Our profitability and cash flows are dependent on our ability to provide quality and popular programming to hotel guests. We currently provide hotel guests major movies which we obtain from movie studios. The quality and popularity of major movies available at any given time and from year to year can vary widely. Generally, the more popular titles at the box office will also be more popular with hotel guests. We also provide hotel guests independent films, most of which are non-rated and intended for mature audiences, music services, and Nintendo video game services, which we obtain from others. Our ability to be profitable and generate positive cash flow depends upon our ability to provide content that hotel guests are willing to pay to view. However, we cannot predict the future popularity or quality of the movies, music, games or other content that we provide or may provide in the future. If, for any reason, such content became less popular than it is currently, our business could be adversely impacted. In addition, if any significant portion of the content we provide to hotel guests were to become unavailable, for reasons which could include licensing difficulties, governmental regulation or issues of public standards, our business could be adversely impacted.

Our revenues may be adversely affected by a reduction or elimination of the time between our receipt of movies and the movies being made available to the home rental market

      We receive movies directly from movie studios prior to the movies being more broadly distributed, e.g. movie rental or retail stores. Historically, this has yielded a competitive advantage as hotel guests have been able to view movies in the hotel rooms prior to being able to rent or purchase them for home viewing. A reduction or elimination of this advanced availability of movies could adversely affect our revenue.

If our third party suppliers fail to provide us with key components and services on a timely basis, our costs could increase and our growth could be hindered

      We currently rely on third parties to supply key components and services, which are available only from a limited number of suppliers, for the manufacture and assembly of our interactive systems. We have occasionally experienced delays and other problems in receiving the components and services and may, in the future, be unable to obtain the same on the scale and within the time frames required by us on terms we find acceptable, or at all. If we are unable to obtain, or if we experience a delay in the delivery of, such components or services, we may be forced to incur significant unanticipated costs to secure alternative third party suppliers or adjust our operations. Additionally, certain electronic component parts used within our systems can be subject to temporary shortages because of general economic conditions. The occurrence of any of these events could increase our costs, hinder our growth and adversely affect our business and prospects.

Our failure to develop new products and product enhancements could harm our business and prospects

      We have a continuing product development program designed to develop new products and to enhance and improve our existing products. The successful development of our products and product enhancements is subject to numerous risks, both known and unknown, including:

•	unanticipated delays;

•	access to capital;

•	budget overruns; and

•	technical problems.

These difficulties could result in the abandonment or substantial change in the design, development and commercialization of these new products or product enhancements.

      Given the uncertainties inherent with product development and introduction, we cannot assure you that any of our product development efforts will be successful on a timely basis, within budget or at all.

Our failure to develop new products and product enhancements on a timely basis or within budget could harm our business and prospects.

We may have to incur significant capital expenditures in order to adapt to technological change

      The television-based interactive services industry has been, and is likely to continue to be, subject to:

•	rapid and significant technological change, including continuing developments in technology that do not presently have widely accepted standards; and

•	frequent introductions of new services and alternative technologies, including new technologies for providing and displaying video services and Internet content.

      We expect that new technologies will emerge that may be superior to, or may not be compatible with, some of our current technologies, which may require us to make significant capital expenditures to remain competitive. In particular, we may have to incur capital expenditures to install a high definition television platform in our hotel properties. Many of our competitors, including cable and Internet service providers, may have greater financial and technical resources to adapt to and capitalize on any such technological changes more effectively than we can. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and to offer, on a timely basis, services that meet customer demands and evolving industry standards. In part, we rely on third parties for the development of, and access to, communications and network technology. As a result, we may be unable to obtain access to new technology on a timely basis or on satisfactory terms. If we fail to adapt successfully to any technological change or obsolescence, or fail to obtain access to important technologies, our revenues and business could be harmed.

Opportunities to expand our installed customer room base may be limited, so we may be unable to grow our revenue

      Due to the capital commitment required to install our system equipment, we may choose not to offer our services to some unserved hotels because we expect these hotels to generate an insufficient return on our investment. Further, while new hotel construction and hotel expansions offer an opportunity to expand our customer base, increases in unserved rooms due to the addition of new hotel rooms in any given year would be incremental. Accordingly, in order to grow revenue, we must be successful in broadening the range of services provided to customers and securing contracts to serve both new hotel rooms and hotels that are currently served by competitors. However, we may not be successful in these efforts, which could adversely affect our ability to grow our revenue or to generate free cash flow.

If our customers become dissatisfied with our services, they may elect not to renew or to terminate service agreements with us and, in that event, our ability to maintain or grow our revenue would be adversely affected

      In the event our customers become dissatisfied with the scope or capability of our products and services, they may elect not to renew our service agreements upon expiration or, in certain instances, our customers may elect to terminate their existing agreements with us for our failure to perform under the terms of their contracts. The loss of a hotel chain customer, any group of customers, or the loss of significant number of hotel chains could have a material adverse effect on our results of operations and financial condition. In addition, any negative publicity, lawsuits, or boycotts by opponents of the mature-themed programming content distributed by us could have a negative impact on the willingness of the hotel industry generally to offer such content to guests which, in turn, could have a material adverse effect on our revenues and ability to achieve stated business goals.

Acquisitions of companies or technologies may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention

      Although we have not done so in the past, we may seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our business, augment our market coverage, enhance our technical capabilities or otherwise offer growth opportunities. Acquisitions could create risks for us, including difficulties in assimilation of acquired personnel, operations, technologies or products which may adversely affect our ability to develop new products and services and to compete in our rapidly changing marketplace. Any acquisitions may not generate any additional revenue or provide any benefit to our business. In addition, we do not have significant experience in acquiring and integrating companies, which could impair our ability to make successful acquisitions.

Our business could be harmed if we are unable to protect our proprietary technology

      We rely primarily on a combination of trade secrets, patents, copyright and trademark laws and confidentiality procedures to protect our technology. Despite these precautions, unauthorized third parties may infringe, copy or reverse engineer portions of our technology. We do not know if current or future patent applications will be issued with the scope of the claims sought, if at all, or whether any patents issued will be challenged or invalidated. In addition, we have applied or plan to apply for corresponding patents and patent applications in several foreign countries for some of our patents and patent applications. There is a risk that these patent applications will not be granted or that the patent or patent application will not provide significant protection for our products and technology. Our competitors may independently develop similar technology that our patents do not cover. In addition, because patent applications in the United States can provide patent protection from the date of filing but are not publicly disclosed until 18 months after the patent application has been filed, other patent applications may have been filed in the last 18 months which relate to our technology and of which we are unaware. Moreover, there is a risk that foreign intellectual property laws will not protect our intellectual property rights to the same extent as United States intellectual property laws. In the absence of significant patent protection, we may be vulnerable to competitors who attempt to copy our products, processes or technology, which could harm our business.

If our products or services employ technology that infringes the proprietary rights of others, we may be subject to infringement claims, forced to pay high prices to license technology or required to stop selling our products

      Our business could be harmed if we infringe upon the intellectual property rights of others. We have been, and may be in the future, notified that we may be infringing intellectual property rights possessed by third parties. If any such claims are asserted, we may seek to enter into royalty or licensing arrangements. There is a risk in these situations that no license will be available or that a license will not be available on reasonable terms, precluding our use of the applicable technology. Alternatively, we may decide to litigate such claims or to design around the patented technology. These actions could be costly and would divert the efforts and attention of our management and technical personnel. A successful claim of infringement against us or our failure or inability to license infringed or similar technology could damage our business to the extent we are required to pay substantial monetary damages or if, as a result of a successful claim, we become unable to sell our products and services without redeveloping them or otherwise were forced to incur significant additional expense. As a result, any infringement claims by third parties or claims for indemnification by customers resulting from infringement claims, whether or not proven to be true, may harm our business and prospects.

Industry Risks

We operate in a very competitive business environment, which could adversely affect our ability to attract and retain customers

      Competition in our industry is very active and includes virtually all aspects of the entertainment industry. Many of our competitors have greater financial, technical and network resources than we do. Market participants include:

•	other interactive television service providers, including international providers;

•	cable television companies;

•	direct broadcast satellite companies;

•	television networks and programmers;

•	Internet service providers and high-speed portals;

•	companies offering web sites that provide on-demand movies;

•	rental companies that provide videocassettes and DVDs that can be viewed in properly equipped hotel rooms or on other portable viewing devices; and

•	hotels that offer in-room laptops with Internet access or other types of Internet access systems.

      Lodging industry guests also obtain entertainment and information from print media (such as newspapers, magazines and books), concerts, sporting events and movie theaters. Given the dynamism of communications technology, we expect to continue to confront new sources of competition, many of which have access to cheaper and more available financing.

      A number of competitors could use their existing infrastructure to provide in-room entertainment services to the lodging industry. Some of these competitors provide guest pay, free-to-guest or Internet-related services to the lodging industry. Due to the capital commitment required to install our system equipment, it generally has not been cost-effective for us to install our system at hotels with fewer than 75 guest rooms or low occupancy rates or low average room rates. Our competitors that have substantially greater financial and other resources than we do may develop a technology that is more cost effective than ours or can absorb the costs of wide-scale system deployment better than we can. As a result, our competitors may be in a better position than we are to increase their market share in the lodging industry and could adversely affect our ability to attract and retain customers.

      We also face competition with respect to hotel contracts on a variety of factors, depending upon the features important to a particular hotel. Among the more important factors are:

•	the features and benefits of the service offering and Internet systems;

•	the quality of the vendor’s technical support and maintenance services;

•	the financial terms and conditions of the proposed contract (including commissions to the hotel); and

•	the ability to complete system installation in a timely and efficient manner.

In addition, with respect to hotel properties already receiving in-room entertainment or high-speed Internet services, the incumbent provider may have certain informational and installation cost advantages as compared to outside competitors.

Competition could reduce our revenue and our cash flow

      We operate in the hotel in-room entertainment business, which is highly competitive. If we are unable to compete effectively with large diversified entertainment service providers that have substantially greater resources than we have, our operating margins and market share could be reduced, and the growth of our business inhibited. In particular, as discussed above, we compete directly for customers with a variety of other interactive service providers, including other interactive television service providers, cable television companies, direct broadcast satellite companies, television networks and programmers, Internet service providers and portals, companies offering web sites that provide on-demand movies, rental companies that provide videocassettes and DVDs that can be viewed in properly equipped hotel rooms or on other portable viewing devices and hotels that offer in-room laptops with Internet access or other types of Internet access systems. We also compete, in varying degrees, with other leisure-time activities such as movie theaters, the Internet, radio, print media, personal computers and other alternative sources of entertainment and information. In addition, future technological developments may affect competition within this business. A continuing trend toward business combinations and alliances in both the domestic and foreign entertainment services industry may create significant new competitors for us. Many of these combined entities could have resources far greater than ours. These combined entities may provide bundled packages of programming, delivery and other services that compete directly with the products we offer. Our competitors may also offer services sooner and at more competitive rates than we do. We may need to reduce our prices or license additional programming to remain competitive, and we may be unable to sustain future pricing levels as competition increases. Our failure to achieve or sustain market acceptance of our offered services at desired pricing levels could impair our ability to achieve free cash flow, which would harm our business.

We could be adversely impacted by conditions affecting the lodging industry’s performance

      Our results are closely connected to the performance of the hotel industry, in which occupancy rates may fluctuate as a result of various factors. Reduction in hotel occupancy resulting from business, economic, or other events, such as significant international crises, acts of terrorism, war or public health issues, could adversely impact our business, financial condition and results of operations.

      The overall travel industry can, and has been in the past, adversely affected by weaker general economic climates, the threat of terrorist attacks, military actions conducted by the United States and others, and concerns about public health. These factors can cause hotel occupancy rates to decline and adversely affect our revenues.

Future terrorist attacks or threats of attack may cause significant declines in business and leisure travel, including lodging occupancy, which will decrease our revenue

      Any future terrorist attack or threat of an attack is likely to adversely affect the travel industry, including lodging occupancy rates. For example, industry occupancy rates fell significantly after the events of September 11, 2001. Any reduction in occupancy rates, particularly if extended over a long period of time, will reduce our revenue opportunities which would have an adverse impact on our financial condition and results of operations.

New technologies, including the expansion of digital distribution in our markets, may fundamentally change the method and cost of distributing content, which may increase competition and result in a decrease in our revenue

      The advent of digital technology, including the introduction of digital television, is likely to accelerate the convergence of broadcast, telecommunications, Internet and other media and could result in material changes in the economics, regulations, intellectual property usage and technical platforms on which our business relies. These changes could lower cost barriers for our competitors desiring to enter into or expand their presence in the television-based interactive services business. Increased competition may adversely affect the scale, source and volatility of our revenue streams, cost structures and cash flow, and may require us to significantly change our operations. There is a risk that our business and prospects will be harmed by these changes or that we will not identify or adapt to them as quickly as our competitors.

Federal, state, local and foreign legislation and regulation may negatively impact our business and growth

      We may be classified as a multichannel video programming distributor, and thus may be subject to various provisions of the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996, and the regulations promulgated under those acts. In addition, the Internet-based services offered by us may be affected by various laws and governmental regulations. While there are currently few laws or regulations directly applicable to access to or commerce on commercial online services, new laws and regulations are under debate by federal and local lawmakers and may be adopted. The adoption of such laws or regulations in the future may slow the growth of commercial online services and the Internet which may cause a decline for our Internet-based services and products or other adverse effects on our business. In addition, any legislative or regulatory changes restricting content that may be delivered over our systems, particularly mature content, could reduce our revenues. Federal, state, local and foreign laws and regulations are, or may be, the subject of a variety of judicial, administrative and legislative hearings and proceedings that could change, in varying degrees, the regulatory classification applicable to us and the manner in which we are regulated. We cannot predict the outcome of these proceedings or their impact on our operations at this time.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement incorporates by reference additional information and exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, Northwest, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

      The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 2, 1993;

•	the description of our stockholder rights plan in our Form 8-A filed with the SEC on March 7, 1997; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2004.

      We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

•	the prospectus;

•	the accompanying prospectus supplement; or

•	any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Upon your written or oral request for any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to our Corporate Secretary at LodgeNet Entertainment Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000.

      You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

      The following table sets forth our consolidated deficiency in the coverage of fixed charges for the periods indicated.

	Year Ended December 31,

	2003	2002	2001	2000	1999

Deficiency in the coverage of fixed charges(1)	$(34,593)	$(28,576)	$(25,719)	$(38,689)	$(36,058)

(1)	We do not have any preferred stock outstanding and consequently the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges as of the date of this prospectus.

      For purposes of calculating the deficiency in the coverage of fixed charges, fixed charges consist of interest on all indebtedness, including amortization of debt issuance expense and capitalized interest, and one-third of rental expense, which is estimated to represent the interest portion thereof.

USE OF PROCEEDS

      Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness, financing of capital expenditures, research and development of new technologies, acquisitions and strategic investment opportunities. Our debt instruments may require that some or all of the proceeds from the sale of our capital stock in one or more offerings under this prospectus be used to prepay or repay any loans then outstanding under such instruments.

DIVIDEND POLICY

      Historically we have paid no dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. We expect that we will retain any earnings to finance our operations and growth. In addition, the terms and conditions of our debt instruments restrict and limit payments or distributions in respect of our common stock. Therefore, we do not expect to pay cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

      This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or preferred stock. See “Where You Can Find More Information.”

Common Stock

      General. As of March 31, 2004, our authorized common stock was 50,000,000 shares, of which 13,099,351 shares were issued and outstanding.

      Voting Rights. A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at meetings of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

      Dividends. Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

      Other Rights. In the event of liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any shares of preferred stock then outstanding, the holders of common stock are entitled to share ratably in all assets available for distribution. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

      As of March 31, 2004, our authorized preferred stock was 5,000,000 shares, of which no shares were issued and outstanding. We may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including, but not limited to:

•	the distinctive designation of each series and the number of shares that will constitute such series;

•	the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, including our common stock, if such shares are convertible or exchangeable.

      The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material United Stated federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

Conversion Rights

      Our preferred stock may be convertible into shares of our other equity securities. The terms and conditions of conversion will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion price;

•	the conversion period;

•	provisions regarding the ability of us or the holder to convert such securities;

•	events requiring adjustment to the conversion price; and

•	provisions affecting conversion in the event of our redemption of the debt securities.

Stockholder Rights Plan

      On February 28, 1997, we adopted a stockholder rights plan. The rights plan is intended to maximize stockholder value by providing flexibility to our board of directors in the event that an offer to acquire us is received that is either inadequate or not in the best interest of all stockholders.

      Under the rights plan, our board of directors declared a dividend distribution of one right for each outstanding share of common stock to stockholders of record at the close of business on March 10, 1997. Each right, when exercisable, entitles the registered holder to purchase one one-thousandth of a share of a new series of Series A Participating Preferred Stock, at a price of $60.00, subject to adjustment.

      Initially, the rights are “attached” to the common stock and trade with the common stock. The rights separate from the common stock (i) upon the public announcement that a person or group acquired 15% or more of the outstanding shares of common stock, or (ii) 10 days, unless extended by our board of directors, following the public announcement of a tender offer or exchange offer which would result in someone becoming the owner of 15% or more of the outstanding common stock. Following a separation, the rights become exercisable, are separately tradable and we will mail separate rights certificates to stockholders.

      The rights expire on the earliest of February 28, 2007, the date of the consummation of a merger with a person who acquired common stock with the approval of our board of directors or the redemption of the rights by us.

      The number of rights are adjusted to prevent dilution in the event of a stock split or stock dividend. The purchase price and the number of shares of preferred stock issuable upon exercise of the rights are also adjusted for stock splits and dividends as well as for other events, including the issuance of preferred stock at less than the market price or the distribution of our assets to preferred stockholders.

      If we are acquired without the approval of our directors who are neither our officers nor related to the acquirer, the rights become exercisable for shares of common stock of the acquiring company with a market value of two times the exercise price. If there is merely an acquisition of at least 15% of our common stock without such approval, the rights become exercisable for our common stock with a market value of two times the exercise price.

      Prior to a 15% acquisition or the expiration of the rights, we may redeem the rights in whole, but not in part, at a price of $0.01 per right. The rights are also redeemable in connection with a merger or other similar transaction not involving a 15% acquirer or if the acquirer has acquired less than 15% and there are no other acquirers.

      In addition, our board of directors may, after a 15% acquisition (but less than a 50% acquisition), exchange the rights for shares of common stock on a one for one basis or for cash or other assets or securities of ours.

      If issued, the preferred stock will be nonredeemable and junior to any other series of preferred stock we may issue, but will have a preferential quarterly dividend equal to 1,000 times the dividend, if any, declared on each share of common stock, but not less than $25.00 per share and, in the event of our liquidation, a preferred liquidation preference equal to the greater of $1,000 or 1,000 times the payment per share of common stock. Each share of preferred stock will have 1,000 votes and will vote together with the common stock.

      Until a right is exercised, the holder will have no rights as a stockholder. We and the rights agent have broad discretion to amend the rights plan; however, following a separation, no amendment may adversely affect the rights holders.

Anti-Takeover Provisions

      Certain Provisions of Our Certificate of Incorporation and By-Laws May Have Anti-Takeover Effects. A number of provisions of our certificate of incorporation and bylaws cover matters of corporate governance and the rights of stockholders. Some of these provisions include but are not limited to:

•	the inability of stockholders to take any action by written consent;

•	supermajority voting requirements to amend the provision prohibiting action by stockholders by written consent and the provision regarding amendments to the certificate of incorporation;

•	the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors; and

•	the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. Our board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

      Delaware Anti-Takeover Provision. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•	before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•	upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•	at or following the time such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

      The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.

Transfer Agent

      The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF DEBT SECURITIES

      The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional or different terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed the indenture as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

      We may issue, from time to time, debt securities, in one or more series, that may include, but not be limited to, senior debt, senior subordinated debt, or subordinated debt securities. The debt securities we offer will be issued under the indenture between us and HSBC Bank USA, acting as trustee, dated as of June 18, 2003. Each series of debt securities will be issued pursuant to a separate supplemental indenture. Debt securities, whether senior, senior subordinated, subordinated, or otherwise, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

      The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the indenture does not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

      We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

      The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium and interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

      The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

      Payment of the principal of, premium, if any, and interest on any senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

      Payment of the principal of, premium, if any, and interest on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

      Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

      Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

      We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless

•	we will be the continuing corporation; or

•	the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture.

In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

      This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

      The term “Event of Default,” when used in the indenture, unless otherwise indicated, or unless otherwise set forth in a prospectus supplement, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an event of default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately.

      If an Event of Default with respect to any series of senior debt securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of such senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of senior debt securities.

      If an Event of Default with respect to any series of subordinated debt securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated debt securities (or, if any of such subordinated debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of subordinated debt securities.

      The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.

      If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

      The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

      We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

      We may discharge or decrease our obligations under the indenture as stated below.

      We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

      Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

•	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

      In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

      Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

      The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

      The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities issued pursuant to the indenture then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

      The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

      The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. The trustee for any new series of debt securities will be set forth in the prospectus supplement. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

      If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

      The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

      The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Stockholders, Officers, Directors or Employees

      The indenture provides that no past, present or future stockholder, officer, director or employee of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

      We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in a prospectus supplement) of a share of a particular series of preferred stock.

      The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us substantially in the form of the deposit agreement included as an exhibit to this Registration Statement. Any materially different terms of the final deposit agreement will be described in the applicable prospectus supplement. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.

      Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock

      Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

      If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

      Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

      If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exchangeable for either class of our common stock or shares of another series of our preferred stock or the securities of any third party, including any of our affiliates, the following will apply: The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions directing the conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of the applicable securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable; or

•	there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges as are expressly provided in the deposit agreement to be for their accounts.

Reports

      The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, equity securities or securities of third parties (including any of our affiliates) or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

      The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

      The prospectus supplement will describe the terms of any warrants being offered, including:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities, purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the periods during which, and places at which, the warrants are exercisable;

•	the date or dates on which the warrants will expire;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	whether the warrants will be sold separately or with other securities as part of a unit;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants or adjustment of the exercise price;

•	the identity of the warrant agent;

•	the exchanges, if any, on which the warrants may be listed;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants shall be issued in book-entry form; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

      The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

      Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision;

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

•	reduce the exercise price of the warrants.

      Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

•	increase the exercise price of the warrants;

•	reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder.

      Enforceability of Rights of Warrant Holders. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including our common or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      Governing Law. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

      We may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

      The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the debt securities, preferred stock, common stock, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

      The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

      The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

      Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

      Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we will consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

      Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected securities, on behalf of all the owners.

      Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

      If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

      Absence of Protections against All Potential Actions. There will be no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

      Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “Modification without Consent of Holders”); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “Modification without Consent of Holders”).

      Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described above.

      Consolidation, Merger or Sale of Assets. The unit agreement will provide that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory or the District of Columbia;

•	the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

      If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us.

      Unit Agreement Not Qualified Under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

      Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      Governing Law. The unit agreement and the units constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SECURITIES

      Unless otherwise indicated in a prospectus supplement, the units, warrants, or debt securities will be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement and registered in the name of such depository or nominee. Beneficial interests in a registered global security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of such depository. Investors may elect to hold interests in the registered global securities through such depository. This means that we will not issue certificates to each holder.

      Unless and until it is exchanged in whole or in part for units, warrants or debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depository for such registered global security to its nominee;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or its nominee to a successor of the depository or a nominee of the successor.

      The prospectus supplement relating to the securities will describe the specific terms of the depository arrangement involving any portion of the securities represented by a registered global security. We anticipate that the following provisions will apply to all depository arrangements for the securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depository for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depository for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited; and

•	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depository for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

      The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depository for a registered global security, or its nominee, is the registered owner of such registered global security, the depository or such nominee, as the case may be, will be considered the sole owner or holder of the units, warrants or debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in the definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, purchase contract agreement, warrant agreement or unit agreement.

      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

      We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

      We will make any payments with respect to the units, warrants, or debt securities, if any, represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee, any unit agent, purchase contract agent, warrant agent, paying agent or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      We expect that the depository for any units, warrants or debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depository. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

      If the depository for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depository or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depository. If we fail to appoint an eligible successor depository within 90 days, we will issue the securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the units, warrants or debt securities represented by one or more registered global securities. In that event, we will issue units, warrants, or debt securities in a definitive form in exchange for all of the registered global securities representing such securities. The trustee will register any securities issued in definitive form in exchange for a registered global security in the name or names as the depository, based upon instructions from its participants, shall instruct the trustee. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depository for Euroclear System and Cedel Bank, Societe Anonyme, or with a nominee for the depository identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depository arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

PLAN OF DISTRIBUTION

      We may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants and units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $225,000,000. Some of these securities may, pursuant to their terms, be mandatorily convertible into or mandatorily exchangeable for securities issued or to be issued by us or any third party.

      A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may sell the securities for cash, or in exchange for satisfaction of our outstanding liabilities to certain of our creditors, in any of the following ways (or in any combination thereof):

•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through remarketing firms; and

•	through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

      We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

      We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

      If an underwriter or underwriters are utilized in the sale of securities, we will enter into an underwriting agreement or exchange agreement, as applicable, with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

      If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing Firms

      We may use a remarketing firm to offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Delayed Delivery Contracts

      If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other institutions.

      All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet or Bidding or Ordering System

      We may also offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

      The final offering price at which securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters’ obligations with respect to the auction or ordering system.

General Information

      The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

      We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

      In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

NOTICE REGARDING ARTHUR ANDERSEN LLP

      On May 31, 2002, we engaged the services of PricewaterhouseCoopers LLP, as our independent accountants to replace our prior accountants, Arthur Andersen LLP. Our audited consolidated financial statements for the year ended December 31, 2001 that are incorporated by reference in this prospectus were audited by Arthur Andersen as stated in its report incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in auditing and accounting. Pricewaterhouse Coopers LLP has audited our consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended. Arthur Andersen has not consented to the incorporation by reference of its audit report in this prospectus, and we have dispensed with the requirement to file Arthur Andersen’s consent in reliance on Rule 437a under the Securities Act. Since Arthur Andersen has not consented to the incorporation by reference of its audit report in the registration statement, an investor’s ability to seek recoveries from Arthur Andersen as a result of the work performed by it may be limited significantly by the lack of such consent and the lack of assets of Arthur Andersen that are or may be available to satisfy any such investor’s claims.

EXPERTS

      The financial statements as of and for the years ended December 31, 2003 and 2002 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated statements of operations, stockholders’ equity (deficit) and cash flows of us and our subsidiary for the year ended December 31, 2001, incorporated by reference in this prospectus, were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen to the incorporation by reference into this registration statement of Arthur Andersen’s audit report regarding such financial statements. Accordingly, Arthur Andersen will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by LodgeNet in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the registration fee.

Registration fee	$26,208
Blue sky qualification fees and expenses	2,000
Trustee’s fees	7,500
Transfer agent’s fees	1,000
Printing fees	25,000
Legal fees and expenses	250,000
Accounting fees and expenses	15,000
Miscellaneous	23,292

Total	$350,000

Item 15.	Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where a present or former officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

      Article Seventh of LodgeNet’s Certificate of Incorporation exonerates its directors from personal liability to the company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, provided that Article Seventh does not eliminate or limit liability for any breach of the directors’ duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article Seventh does not eliminate a stockholder’s right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

      LodgeNet maintains directors’ and officers’ liability insurance policies. LodgeNet’s bylaws provide for indemnification of its officers and directors to the fullest extent permitted by applicable law.

Item 16.	Exhibits.

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement relating to debt securities, common stock, preferred stock, depositary shares, warrants and units
1	.2*	Form of Purchase Agreement
1	.3*	Form of Selling Agent Agreement
4.1		Certificate of Incorporation of the Company(1)
4.2		Bylaws of the Company(2)
4.3		Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)
4.4		Indenture, dated June 18, 2003, between the Company and HSBC Bank USA(4)
4.5		First Supplemental Indenture, dated June 18, 2003, between the Company and HSBC Bank USA (including the form of note)(4)
4.6		Specimen certificate for shares of the Company’s common stock(2)
4	.7*	Form of Certificate of Designations, Rights and Preferences for shares of the Company’s preferred stock
4	.8*	Form of Warrant Agreement
4	.9*	Form of Unit Agreement
4	.10*	Form of Unit Certificate
4.11		Form of Deposit Agreement
4.12		Form of Depositary Receipt (included in Exhibit 4.11)
4.13		Rights Agreement, dated as of March 5, 1997, between LodgeNet Entertainment Corporation and Harris Trust and Savings Bank(5)
5.1		Opinion of Leonard, Street and Deinard Professional Association
12.1		Statement regarding computation of ratios(6)
23.1		Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLP
24.1		Power of Attorney (included on the signature page to this Registration Statement)
25	.1**	T-1 Statement of Eligibility of the trustee for the debt securities

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**	Filed herewith. In addition, other trustees may be designated by amendment or pursuant to Trust Indenture Act 305(b)(2), if applicable.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to exhibits to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 13, 1993 (Commission file No. 033-67676).

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2003.

(5)	Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on March 5, 1997 (Commission file No. 000-22334).

(6)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 12, 2004.

Item 17.	Undertakings.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities Exchange Act under Section 305(b)(2) of the Trust Indenture Act.

(5) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, bylaw or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the LodgeNet Entertainment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on April 5, 2004.

LODGENET ENTERTAINMENT CORPORATION

By:	/s/ SCOTT C. PETERSEN

Scott C. Petersen
President, Chief Executive Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Scott C. Petersen and Gary H. Ritondaro and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of LodgeNet Entertainment Corporation, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Signature	Title	Date

/s/ SCOTT C. PETERSEN Scott C. Petersen	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 5, 2004

/s/ GARY H. RITONDARO Gary H. Ritondaro	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	April 5, 2004

/s/ R. DOUGLAS BRADBURY R. Douglas Bradbury	Director	April 5, 2004

/s/ RICHARD R. HYLLAND Richard R. Hylland	Director	April 5, 2004

Signature	Title	Date

/s/ R. F. LEYENDECKER R. F. Leyendecker	Director	April 5, 2004

/s/ JARL MOHN Jarl Mohn	Director	April 5, 2004

/s/ SCOTT H. SHLECTER Scott H. Shlecter	Director	April 5, 2004

EXHIBIT INDEX

Exhibit No.		Description

1	.1*	Form of Underwriting Agreement relating to debt securities, common stock, preferred stock, depositary shares, warrants and units
1	.2*	Form of Purchase Agreement
1	.3*	Form of Selling Agent Agreement
4.1		Certificate of Incorporation of the Company(1)
4.2		Bylaws of the Company(2)
4.3		Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)
4.4		Indenture, dated June 18, 2003, between the Company and HSBC Bank USA(4)
4.5		First Supplemental Indenture, dated June 18, 2003, between the Company and HSBC Bank USA (including the form of note)(4)
4.6		Specimen certificate for shares of the Company’s common stock(2)
4	.7*	Form of Certificate of Designations, Rights and Preferences for shares of the Company’s preferred stock
4	.8*	Form of Warrant Agreement
4	.9*	Form of Unit Agreement
4	.10*	Form of Unit Certificate
4.11		Form of Deposit Agreement
4.12		Form of Depositary Receipt (included in Exhibit 4.11)
4.13		Rights Agreement, dated as of March 5, 1997, between LodgeNet Entertainment Corporation and Harris Trust and Savings Bank(5)
5.1		Opinion of Leonard, Street and Deinard Professional Association
12.1		Statement regarding computation of ratios(6)
23.1		Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)
23.2		Consent of PricewaterhouseCoopers LLP
24.1		Power of Attorney (included on the signature page to this Registration Statement)
25	.1**	T-1 Statement of Eligibility of the trustee for the debt securities

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

**	Filed herewith. In addition, other trustees may be designated by amendment or pursuant to Trust Indenture Act 305(b)(2), if applicable.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to exhibits to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 13, 1993 (Commission file No. 033-67676).

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to exhibits to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 17, 2003.

(5)	Incorporated by reference to the Company’s Form 8-A filed with the Securities and Exchange Commission on March 5, 1997 (Commission file No. 000-22334).

(6)	Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 12, 2004.